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                                                                    EXHIBIT 99.2
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                            Lucent Technologies Inc.
                 Schedule II - Valuation and Qualifying Accounts
                               Dollars In Millions

             Column A                    Column B            Column C             Column D            Column E
-------------------------------       ------------   -----------------------     ----------         -----------

                                                     --------Additions--------
                                       Balance at    Charged to     Charged to                         Balance at
                                      Beginning of   Costs & Other  Accounts                               End
Description                             Period        Expenses        (net)          Deductions         of Period
-----------                           -------------  ---------------------------     ----------       ------------
Year 1999

Allowance for doubtful accounts ......... 419           82              37             162 (a)             376

Reserves related to business restructuring
  and facility consolidation ............ 251            -               -             233 (b)              18
Deferred tax asset valuation allowance .. 261           66              15             164                 180
Inventory valuation (c) ................. 849          284             (68)            234                 831

Year 1998

Allowance for doubtful accounts ......... 364          136             (59)             22(a)              419
Reserves related to business restructuring
  and facility consolidation ............ 569            -               -             318(b)              251
Deferred tax asset valuation allowance .. 234           31              45              49                 261
Inventory valuation (c) ................. 883          258              30             322                 849

Year 1997

Allowance for doubtful accounts ......... 277          120               5              38(a)              364
Reserves related to business restructuring
  and facility consolidation ...........1,289            -               -             720(b)              569
Deferred tax asset valuation allowance .. 208           86               3              63                 234
Inventory valuation (c) ................. 818          382              19             336                 883
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(a) Amounts written off as uncollectible, payments or recoveries.

(b) Included in these deductions were cash payments of $77, $176, and $483 for the years ended September 30, 1999, 1998 and 1997, respectively. In addition, Lucent reversed $141, $100, and $201 for the years ended September 30, 1999, 1998 and 1997, respectively.

(c) Certain prior year amounts have been reclassified to conform to the 1999 presentation